Exhibit 10.1


THIS AGREEMENT IS SUBJECT TO ARBITRATION IN ACCORDANCE WITH
-----------------------------------------------------------
SECTIONS 15-48-10 THROUGH 15-48-240, SOUTH CAROLINA CODE OF LAWS,
-----------------------------------------------------------------
1976, AS AMENDED. SEE PARAGRAPH 11.
-----------------------------------

                              SETTLEMENT AGREEMENT
                          AND MUTUAL RELEASE OF CLAIMS

     This SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF CLAIMS (the "Agreement") is made and entered into as of the 5th day of November 2004, by and between SCBT FINANCIAL CORPORATION, a South Carolina corporation with its principal place of business in Columbia, South Carolina ("Company"), and C. JOHN HIPP, III ("Employee").

                              STATEMENT OF PURPOSE

     Employee has served as an officer, director and employee of the Company and its subsidiaries. Effective October 28, 2004, Employee resigned as the President and Chief Executive Officer and a director of the Company. Employee has advised the Company of his intent to resign from all other positions now held with the Company and its subsidiaries effective November 5, 2004. In connection all such resignations, and for the good and valuable consideration set forth herein, the parties have entered into this Agreement.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the Company and Employee hereby agree as follows:

     1. Employee's Resignation. Employee and the Company hereby acknowledge and agree that Employee has resigned as the President and Chief Executive Officer and as a director of the Company effective October 28, 2004, and the Company has accepted such resignation. Employee hereby tenders his resignation from any and all other positions now held with the Company and its subsidiaries (including without limitation as a director of all subsidiaries of the Company), all such resignations to be effective as of November 5, 2004.

     2. Separation Payments and Other Benefits.

     (a) Severance Payments. Subject to Employee's full compliance with the terms of this Agreement and the Employment Agreement (as defined in paragraph 6 below), including the conditions set forth below, after December 31, 2004 and on or before January 10, 2005, the Company shall pay to Employee, in one lump sum payment, an amount equal to Employee's annual base salary currently in effect ($294,000 per year), subject to and reduced by all applicable federal and state income, social security and payroll tax withholding requirements.

     (b) Company Car. The Company shall assign to Employee the title to the Company automobile that he is currently driving (2002 Buick Park Avenue), free and clear of any liens or encumbrances, no later than ten (10) business days following the complete execution of this Agreement.

     (c) Stock Options. The stock options (the "Options") that have been granted to Employee prior to November 5, 2004 and that currently vest on January 2, 2005 and January 3, 2005 (which Options represent stock options to purchase a total of 10,280 shares of stock of the Company) shall be deemed fully vested and exercisable effective upon execution of this Agreement by the parties hereto. Such Options shall otherwise be governed by the terms thereof.

     3. Benefit Plans and Fringe Benefits. Except as set forth in this paragraph 3, from and after November 5, 2004, Employee shall not have the right to participate in or receive any benefit under any employee benefit plan of the Company or any of its subsidiaries, any fringe benefit plan of the Company or any of its subsidiaries, or any other plan, policy or arrangement of the Company or any of its subsidiaries providing benefits or perquisites to directors or employees of the Company or any of its subsidiaries generally or individually. Notwithstanding the foregoing, Employee shall be entitled, if otherwise eligible, (i) to exercise his right to continued coverage under the medical benefit plan provided by the Company or any of its subsidiaries in which he currently participates as provided by federal law (and with respect to which the Employee has been provided with a separate notice as required by federal law); and (ii) to elect the payment of benefits to which Employee is entitled under any employee benefit plan. Further, the Company agrees to reimburse Employee for the cost of his continued individual coverage under its medical benefit plan through and including November 5, 2005 should Employee elect to purchase such continued coverage; provided, however, that Employee shall be solely responsible for any cost attributable to continued coverage of any family member of Employee.

     4. Vacation Pay. Upon the first regularly scheduled payday following the execution hereof, the Company shall pay to Employee five (5) days of vacation pay in the total amount of $5,654, less applicable federal and state tax withholding requirements, which Employee and the Company agree constitutes all such accrued and unused vacation pay due and payable to Employee.

     5. Return of Company Property. All records, files, lists, including computer-generated lists, drawings, notes, notebooks, letters, handbooks, blueprints, manuals, sketches, specifications, formulas, financial documents, sales and business plans, customer lists, lists of customer contacts, pricing information, computers, software, cellular phones, credit cards, keys, equipment and similar items relating to the business of the Company and its subsidiaries, together with any other property of the Company and its subsidiaries or property which the Employee received in the course of Employee's employment with the Company and its subsidiaries, shall be returned to the Company immediately. Employee further represents that Employee will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company or its subsidiaries.

     6. Amended and Restated Employment and Competition Agreement. The parties understand and agree that paragraphs 8 (Confidential Information), 9 (Noncompetition), and 10 (Company's Right to Obtain Injunction) of the Amended and Restated Employment and Noncompetition Agreement, dated September 30, 1999, between Employee and the Company (the "Employment Agreement") shall survive the execution of this Agreement and shall hereafter remain in full force and effect. The parties hereby acknowledge and agree that twelve-month post-termination period included in the Noncompetition Period (as defined in the Employment Agreement) shall commence as of November 6, 2004.

     7. Nondisparagement. Employee agrees not to disparage, bring into disrepute or make any negative statement concerning the Company, its subsidiaries or any of their respective employees, officers or directors or make any other statement that would disrupt, impair or affect adversely the reputation, business interests, or profitability of the Company, its subsidiaries or their respective employees, officers or directors, or place the Company, its subsidiaries or such individuals in any negative light. The Company agrees to instruct and take all reasonable and necessary steps to prevent any officer or director of the Company from disparaging, bringing into disrepute or making any negative statement concerning Employee to or in the presence or hearing of any third party or from making any other statement in the presence or hearing of any third party that would disrupt, impair or affect adversely the reputation of Employee, or place Employee in any negative light. Notwithstanding the provisions hereof, it shall not constitute a breach of this Agreement for either party hereto to testify truthfully about any subject when compelled to do so by properly issued legal process.

     8. Admissions. Employee acknowledges that the payment by the Company of the benefits described herein shall never for any purpose be considered an admission of liability on the part of the Company or any of its subsidiaries, by whom liability is expressly denied, and no past or present wrongdoing on the part of the Company or any of its subsidiaries shall be implied by such payment. Similarly, no admission of past or present wrongdoing on the part of Employee shall be implied by virtue of his resignation from the Company and its subsidiaries.

     9. Release by Employee. As consideration for the payments to be made by the Company to Employee pursuant to paragraph 2 hereof, Employee agrees for Employee and for Employee's heirs, executors, administrators and assigns, to release and forever discharge the Company and all of its parent and subsidiary corporations, together with each of their respective agents, officers, employees, directors and attorneys, from and to waive any and all rights with respect to all manner of claims, actions, causes of action, suits, judgments, rights, demands, debts, damages, or accountings of whatever nature, legal, equitable or administrative, whether the same are now known or unknown, which Employee ever had, now has or may claim to have, upon or by reason of the occurrence of any matter, cause or thing whatsoever up to the date of this Agreement, including without limitation:
(i) any claim whatsoever (whether under federal or state statutory or common law) arising from or relating to Employee's employment or changes in Employee's employment relationship with the Company and its subsidiaries, including Employee's separation, termination or resignation therefrom; (ii) all claims and rights for additional compensation or benefits of whatever nature; (iii) any claim for breach of contract, implied or express, impairment of economic opportunity, intentional or negligent infliction of emotional distress, wage or benefit claim, prima facie tort, defamation, libel, slander, negligent termination, wrongful discharge, or any other tort, whether intentional or negligent; (iv) all claims and rights under Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866, 1871, or 1991, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Americans With Disabilities Act of 1993, the Family and Medical Leave Act, all as amended, or any other federal, state, county or municipal statute or ordinance relating to any condition of employment or employment discrimination; and (v) all claims under Employee's Employment Agreement with the Company. Notwithstanding the foregoing, this release shall not (i) include any claims relating to the obligations of the Company under this Agreement, (ii) operate to release Employee's ownership of any common stock of the Company, (iii) affect Employee's vested and accrued rights as a participant in any of the Company's benefit plans or (iv) affect Employee's Options referred to in paragraph 2(c) above, it being understood and agreed that the aforesaid items shall not be affected by this release.

     10. Release by the Company. Except for the representations, obligations and covenants of Employee set forth in this Agreement and in the Employment Agreement, the Company agrees for the Company and its successors, assigns and subsidiaries to release and forever discharge Employee from and to waive any and all rights with respect to all manner of claims, actions, causes of action, suits, judgments, rights, demands, debts, damages, or accountings of whatever nature, legal, equitable or administrative, whether the same are now known or unknown, which the Company ever had, now has or may claim to have, upon or by reason of the occurrence of any matter, cause or thing whatsoever up to the date of this Agreement arising out of or related to Employee's performance of his authorized and assigned duties concerning his prior employment with the Company and its subsidiaries, including without limitation any claims arising under any federal, state, or local laws, statutes, rules and regulations, or federal or state common law, whether under tort or contract, whether at law or in equity, or whether under statute or otherwise. Notwithstanding the foregoing, this release shall not (i) apply in the event that Employee committed or engaged in actions or conduct that would constitute a crime, fraud, embezzlement, conversion, misappropriation, unwelcome sexual harassment, or breach of fiduciary duty, or (ii) include any claims relating to the representations, obligations or covenants of Employee under this Agreement or the Employment Agreement, it being understood and agreed that the aforesaid items shall not be affected by this release.

     11. Forum Selection; Arbitration. Employee and the Company hereby agree that any claim by Employee against the Company, any of its subsidiaries or affiliates or any of their respective employees, officers or directors, or by the Company against Employee, arising out of or relating in any way to this Agreement or to Employee's employment with the Company and/or its subsidiaries shall be brought exclusively in the Circuit Court of Richland County, South Carolina, or the United States District Court for the District of South Carolina, and in no other forum. Employee and the Company hereby irrevocably consent to the personal and subject matter jurisdiction of these courts for the purpose of adjudicating any claims subject to this forum selection clause. Employee and the Company also agree that any dispute of any kind arising out of or relating to this Agreement or to Employee's employment (including without limitation any claim released herein by Employee) shall at either the Employee's or the Company's sole election or demand be submitted to final, conclusive and binding arbitration before and according to the rules then prevailing of the American Arbitration Association in Richland County, South Carolina, which election or demand may be made at any time prior to the last day to answer and/or respond to a summons and/or complaint or counterclaim made by Employee or the Company. The results of any such arbitration proceeding shall be final and binding both upon the Company and upon Employee, and shall be subject to judicial confirmation as provided by the Federal Arbitration Act, which is incorporated herein by reference. Nothing in this paragraph 11 shall preclude the Company, if otherwise entitled by law, from obtaining preliminary or emergency injunctive relief in the Circuit Court of Richland County or the United States District Court for the District of South Carolina to restrain any violation of the provisions of paragraph 8, 9 or 10 of the Employment Agreement.

     12. Entire Agreement. Except as otherwise provided in paragraph 6 above, this Agreement contains the entire agreement between the Company and Employee and supersedes all prior agreements relating to the subject matter hereof, and may be changed only by a writing signed by the parties hereto. Any and all prior representations, statements and discussions regarding the subject matter of this Agreement have been merged into and/or replaced by the terms of this Agreement.

     13. Severability. If any of the provisions set forth in this Agreement be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     14. Voluntary Agreement. Employee hereby represents that Employee has carefully read and completely understands the provisions of this Agreement and that Employee has entered into this Agreement voluntarily and without any coercion whatsoever, and in order to receive benefits that are not otherwise owed to Employee by the Company. Employee represents that he has been advised of his right to secure counsel to assist in his reviewing this Agreement, that he has had sufficient time to review carefully each of the provisions hereto with his counsel, and that his execution hereof is the product of his own free will and volition. The Company hereby represents that it has entered into this Agreement voluntarily and that due corporate authority has been obtained for entry into this Agreement.

     15. Assistance and Cooperation. Employee agrees to cooperate with and provide assistance to the Company, its subsidiaries and their respective legal counsel in connection with any litigation (including arbitration or administrative hearings) or investigation affecting the Company or its subsidiaries, in which, in the reasonable judgment of counsel to the Company or any of its subsidiaries, Employee's assistance or cooperation is needed. Employee shall, when requested by the Company or any of its subsidiaries, provide testimony or other assistance and shall travel at the request of the Company or any of its subsidiaries in order to fulfill this obligation. In connection with such litigation or investigation, the Company and its subsidiaries shall attempt to accommodate Employee's schedule, shall provide him with reasonable notice in advance of the times in which his cooperation or assistance is needed, and shall reimburse Employee for any reasonable expenses incurred in connection with such matters. In addition, the Company shall compensate Employee for time spent by Employee to provide any requested assistance hereunder at a reasonable hourly rate to be agreed upon by the Company and Employee. Employee agrees to cooperate fully with the Company and its subsidiaries on all matters relating to his employment and the conduct of their business.

     16. Waiver, Dependent Conditions and Fees. Any waiver or consent from the Company or Employee with respect to any term or provision of this Agreement or any other aspect of Employee's or the Company's conduct shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Company or Employee at any time or times to require performance of, or to exercise any of its or his powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of Employee's or the Company's conduct shall not affect the Company's or Employee's right at a later time to enforce any such term or provision. In addition thereto, the failure of Employee or the Company to perform or satisfy any material obligation set forth herein shall give the Company or Employee, if otherwise allowed by law, the right to suspend any obligation otherwise owed to the other party hereto. In the event the Company or Employee prevails in any legal action to enforce its or his rights hereunder, the Company or Employee, as the case may be, shall be entitled to recover its or his reasonable attorney's fees and expenses from the other, nonprevailing party.

     17. Applicable Law. This Agreement shall be construed and governed by the laws of the State of South Carolina.

                        (signatures are on the next page)

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed by their authorized representatives, as of the day and year first above written.


                                                     SCBT FINANCIAL CORPORATION


                                                     By: /s/ Robert R. Horger
                                                     ________________________
                                                     Robert R. Horger
                                                     Position: Chairman


                                                     /s/ C. John Hipp, III
                                                     ---------------------------
                                                     C. John Hipp, III

WITNESS:



---------------